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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) January 20, 2004



                WINTHROP CALIFORNIA INVESTORS LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

         0-14536                                           04-2869812
------------------------                               -------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


7 Bulfinch Place, Boston, Massachusetts                               02114
---------------------------------------                               -----
(Address of Principal Executive Offices)                              (Zip Code)


                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 4.  Changes in Registrant's Certifying Accountant

         Effective January 20, 2004, the Registrant dismissed its prior Independent Auditors, Price Waterhouse (the "Prior Auditors") and retained Imowitz, Koenig & Co., LLP (the "New Auditors") as its new Independent Auditors. Due to the Registrant's dispute with the general partner of the partnership in which the Registrant holds an interest, the Prior Auditors were unable to audit the Registrant's balance sheets o, and the related statements of operations, partner's equity and cash flows for each of the three previous fiscal years. Accordingly, the Prior Auditors did not issue an opinion on such financial statements. The decision to change Independent Auditors was approved by the Registrant's managing general partner's directors. During the previous two calendar years and the period from January 1, 2004 to January 20, 2004, there were no disagreements between the Registrant and the Prior Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreements if not resolved to the satisfaction of the Prior Auditors.

         The Registrant engaged the New Auditors. as its Independent Auditors effect January 20, 2004. The Registrant did not consult the New Auditors regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-B prior to January 20, 2004.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

         16.   Letter dated January 20, 2004 from Pricewaterhouse Coopers LLP


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of January, 2004.

                              WINTHROP CALIFORNIA INVESTORS LIMITED PARTNERSHIP

                              By:  Winthrop Financial Associates,
                                   A Limited Partnership, as
                                   Managing General Partner


                                   By:  /s/ Peter Braverman
                                            Peter Braverman
                                            Executive Vice President


                                       2

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                                 EXHIBIT INDEX


Exhibit                                                                   Page

16.  Letter from Pricewaterhouse Coopers LLP dated January 20, 2004.         4